Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-168204 on Form S-8 of our reports dated March 2, 2015, relating to the financial statements of Roadrunner Transportation Systems, Inc., and the effectiveness of Roadrunner Transportation Systems, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Roadrunner Transportation Systems, Inc. for the year ended December 31, 2014.

Minneapolis, Minnesota
March 2, 2015